10/22/21 Bylaws of PPL Corporation

- i - Table of Contents ARTICLE I OFFICES AND FISCAL YEAR .............................................................. 1 Section 1.01. Registered Office ................................................................................................... 1 Section 1.02. Other Offices .......................................................................................................... 1 Section 1.03. Fiscal Year .............................................................................................................. 1 ARTICLE II NOTICE--WAIVERS--MEETINGS GENERALLY ................................. 1 Section 2.01. Manner of Giving Notice ....................................................................................... 1 Section 2.02. Notice of Meetings of Board of Directors ............................................................ 2 Section 2.03. Notice of Meetings of Shareholders .................................................................... 2 Section 2.04. Waiver of Notice ..................................................................................................... 3 Section 2.05. Modification of Proposal Contained in Notice .................................................... 3 Section 2.06. Exception to Requirement of Notice .................................................................... 3 Section 2.07. Use of Conference Telephone and Similar Equipment ...................................... 4 ARTICLE III SHAREHOLDERS ................................................................................. 4 Section 3.01. Place or Means of Meeting .................................................................................... 4 Section 3.02. Annual Meeting ...................................................................................................... 4 Section 3.03. Special Meetings .................................................................................................... 5 Section 3.04. Quorum, Adjournment and Postponement ....................................................... 10 Section 3.05. Action by Shareholders....................................................................................... 11 Section 3.06. Organization and Conduct of Shareholder Meetings ....................................... 12 Section 3.07. Voting Rights of Shareholders ........................................................................... 12 Section 3.08. Voting and Other Action by Proxy ..................................................................... 12 Section 3.09. Voting by Fiduciaries and Pledgees .................................................................. 13 Section 3.10. Voting by Joint Holders of Shares ..................................................................... 13 Section 3.11. Voting by Corporations ....................................................................................... 14 Section 3.12. Determination of Shareholders of Record ........................................................ 14 Section 3.13. Voting Lists .......................................................................................................... 15 Section 3.14. Judges of Election ............................................................................................... 16 Section 3.15. Minors as Securityholders .................................................................................. 16 Section 3.16. Nominations for Election of Directors ............................................................... 17 Section 3.17. Other Business to be Transacted ...................................................................... 19 Section 3.18. Proxy Access for Director Nominations. ........................................................... 21 ARTICLE IV BOARD OF DIRECTORS .................................................................. 31 Section 4.01. Powers; Personal Liability ................................................................................ 31 Section 4.02. Qualifications and Selection of Directors ....................................................... 31 Section 4.03. Number and Term of Office .............................................................................. 32 Section 4.04. Vacancies ........................................................................................................... 33 Section 4.05. Removal of Directors ......................................................................................... 33 Section 4.06. Place of Meetings ............................................................................................... 33 Section 4.07. Organization of Meetings .................................................................................. 33 Section 4.08. Regular Meetings ............................................................................................... 34 Section 4.09. Special Meetings ................................................................................................ 34 Section 4.10. Quorum of and Action by Directors ................................................................. 34

- ii - Section 4.11. Executive and Other Committees .................................................................... 34 Section 4.12. Compensation .................................................................................................... 35 ARTICLE V OFFICERS ......................................................................................... 35 Section 5.01. Officers Generally .............................................................................................. 35 Section 5.02. Election, Term of Office and Resignations ..................................................... 36 Section 5.03. Subordinate Officers, Committees and Agents .............................................. 36 Section 5.04. Removal of Officers and Agents ...................................................................... 37 Section 5.05. Vacancies ........................................................................................................... 37 Section 5.06. Authority ............................................................................................................. 37 Section 5.07. The Chairman and Vice Chairman of the Board ............................................. 37 Section 5.08. The President ..................................................................................................... 37 Section 5.09. The Vice Presidents ........................................................................................... 38 Section 5.10. The Secretary ..................................................................................................... 38 Section 5.11. The Treasurer ..................................................................................................... 38 Section 5.12. Salaries ............................................................................................................... 38 ARTICLE VI CAPITAL STOCK .............................................................................. 38 Section 6.01. Share Certificates .............................................................................................. 38 Section 6.02. Transfer ............................................................................................................... 39 Section 6.03. Record Holder of Shares ................................................................................... 39 Section 6.04. Lost, Destroyed or Mutilated Certificates........................................................ 39 ARTICLE VII INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER AUTHORIZED REPRESENTATIVES ................................................ 40 Section 7.01. Indemnification of Directors and Officers ....................................................... 40 Section 7.02. Indemnification of Persons Not Indemnified Under Section 7.01 ................. 41 Section 7.03. Exception ............................................................................................................ 44 ARTICLE VIII MISCELLANEOUS ............................................................................ 44 Section 8.01. Corporate Seal ................................................................................................... 44 Section 8.02. Checks ................................................................................................................ 44 Section 8.03. Contracts ............................................................................................................ 44 Section 8.04. Interested Directors or Officers; Quorum ....................................................... 44 Section 8.05. Deposits .............................................................................................................. 45 Section 8.06. Corporate Records ............................................................................................ 45 Section 8.07. Amendment of Bylaws ...................................................................................... 46

- 1 - BYLAWS OF PPL CORPORATION (a Pennsylvania Registered Corporation) ARTICLE I Offices and Fiscal Year Section 1.01. Registered Office.--The registered office of the corporation in the Commonwealth of Pennsylvania shall be at Two North Ninth Street, Allentown, PA 18101-1179, until otherwise established by an amendment of the articles of incorporation (the "articles") or by the board of directors and a record of such change is filed with the Pennsylvania Department of State in the manner provided by law. Section 1.02. Other Offices.--The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or the business of the corporation may require. Section 1.03. Fiscal Year.--The fiscal year of the corporation shall begin on the 1st day of January in each year. ARTICLE II Notice--Waivers--Meetings Generally Section 2.01. Manner of Giving Notice. (a) General Rule.--Whenever written or electronic notice is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by courier service, charges prepaid, or by email or other electronic or facsimile transmission to the address (or to the facsimile, email or other electronic address or telephone number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. If the notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person or, in the case of electronic or facsimile transmission when received. A notice of

- 2 - meeting shall specify the place, if any, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws. A reference in these bylaws to a writing or written document includes and is satisfied by a document in electronic form. (b) Bulk Mail.--Notice of any regular or special meeting of the shareholders, or any other notice required by the Business Corporation Law or by the articles or these bylaws to be given to all shareholders or to all holders of a class or series of shares, may be given by any class of postpaid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice. Section 2.02. Notice of Meetings of Board of Directors.--Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone or electronic transmission) or 48 hours (in the case of notice by courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting. Section 2.03. Notice of Meetings of Shareholders. (a) General Rule.--Except as otherwise provided in Section 2.01(b), written or electronic notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) ten days prior to the day named for a meeting (and, in case of a meeting called to consider a merger, interest exchange or division, to each shareholder of record not entitled to vote at the meeting) called to consider a fundamental change under 15 Pa.C.S. Chapter 3 or 19 or (2) five days prior to the day named for the meeting in any other case. If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted. (b) Notice of Action by Shareholders on Bylaws.--In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

- 3 - (c) Notice of Action by Shareholders on Fundamental Change.--In the case of a meeting of the shareholders that has as one of its purposes action with respect to any fundamental change under 15 Pa.C.S. Chapter 3 or 19, each shareholder shall be given, together with written or electronic notice of the meeting, a copy or summary of the amendment or plan to be considered at the meeting in compliance with the provisions of Chapter 3 or 19. (d) Notice of Action by Shareholders Giving Rise to Dissenters Rights.--In the case of a meeting of the shareholders that has as one of its purposes action that would give rise to dissenters rights under the provisions of 15 Pa.C.S. Subchapter 15D, each shareholder shall be given, together with written notice of the meeting: (1) a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter 15D (relating to dissenters rights); and (2) a copy of Subchapter 15D. Section 2.04. Waiver of Notice. (a) Signed Waiver.--Whenever any notice is required to be given under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. (b) Waiver by Attendance.--Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Section 2.05. Modification of Proposal Contained in Notice.--Whenever the lan- guage of a proposed resolution is included in a notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose. Section 2.06. Exception to Requirement of Notice. (a) General Rule.--Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person

- 4 - is then unlawful, the giving of the notice or communication to that person shall not be required. (b) Shareholders Without Forwarding Addresses.--Notice or other communications need not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders. Section 2.07. Use of Conference Telephone and Similar Equipment.--Any director may participate in any meeting of the board of directors, and the board of directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the corporation held pursuant to Section 3.01(1), by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 2.07 shall constitute presence in person at the meeting. ARTICLE III Shareholders Section 3.01. Place or Means of Meeting.--All meetings of the shareholders of the corporation shall be held (1) at the registered office of the corporation or such other place as may be designated by the board of directors in the notice of a meeting, or (2) solely by means of the Internet or other electronic communications technology in a fashion that satisfies the requirements of the Business Corporation Law for a meeting conducted in that fashion; in each case as may be determined from time to time by the board of directors. If no place or means are so fixed for a meeting, the meeting shall be held at the corporation’s principal executive office at the time. Section 3.02. Annual Meeting.--The board of directors may fix and designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the board, the meeting for any calendar year shall be held on the fourth Wednesday in April in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 1:30 o'clock P.M., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held

- 5 - within six months after the designated time, any shareholder may call the meeting at any time thereafter. Section 3.03. Special Meetings. (a) Special meetings of the shareholders may be called at any time by the chairman of the board, if there be one, or by resolution of the board of directors, which may fix the date, time and place, if any, of the meeting. If the chairman of the board or the board does not fix the date, time or place, if any, of the meeting, it shall be the duty of the secretary to do so. A date fixed by the secretary shall not be more than 60 days after the date of the receipt of the request from the chairman of the board or adoption of the resolution of the board calling the special meeting. A special meeting of shareholders may also be called by shareholders to the extent permitted by the articles and in compliance with subsection (b). (b) Shareholder Petition. (1) A shareholder or shareholders entitled to cast at least the percentage of votes specified in the articles as calculated below in this subsection (b) (the "Requisite Percentage") may call a special meeting of shareholders by delivering to the secretary of the corporation a written petition (a "Special Meeting Request") signed and dated by (or by a duly authorized agent of) each shareholder (each shareholder a "Requesting Shareholder") that includes: (A) a brief description of the business to be conducted at the special meeting (including without limitation the text, if any, of the business, including without limitation the text of any proposal, the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these bylaws, the text of the proposed amendment), and the reasons for conducting the business at a special meeting; (B) the name(s) of any director nominee(s), if a purpose of the meeting is the election of directors; (C) the name and address of (1) each Requesting Shareholder who has signed the Special Meeting Request and (2) each beneficial owner, if any, on whose behalf the Special Meeting Request is made; (D) evidence of the class and number of shares of capital stock of the corporation that are held of record and/or beneficially owned by each Requesting Shareholder, including without limitation documentary evidence that the Requesting Shareholders in the aggregate owned shares of capital stock of the corporation that have a combined Net Long Beneficial Ownership (as defined below) of at least the Requisite

- 6 - Percentage of votes at the close of business on the date of the Special Meeting Request, provided, however, that if any Requesting Shareholder is not the beneficial owner of the shares of capital stock of the corporation listed as owned by the Requesting Shareholder on the Special Meeting Request (with respect to the Requesting Shareholder, the "Identified Shares"), then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, the documentary evidence must be delivered to the secretary of the corporation within 10 business days after the date on which the Special Meeting Request is delivered to the secretary) that the beneficial owner on whose behalf the Special Meeting Request is made beneficially owned the Identified Shares at the close of business on the date of the Special Meeting Request; (E) a description of any material interest of each Requesting Shareholder (and each beneficial owner, if any, of Identified Shares on whose behalf a Special Meeting Request is made (each beneficial owner a "Requesting Beneficial Owner")) in the business specified in the Special Meeting Request; (F) a description of any agreement, arrangement or understanding (including without limitation, regardless of the form of settlement, any derivatives, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, to manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the voting securities of the corporation owned by any Requesting Shareholder or any Requesting Beneficial Owner that will be a "participant in a solicitation" (as such term is defined in Schedule 14A to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act")) (a Requesting Shareholder or Requesting Beneficial Owner that is such a participant, a "Soliciting Shareowner") with respect to the requested special meeting; (G) a representation that the Requesting Shareholder intends to appear in person or by proxy at the requested special meeting to bring the business specified in the Special Meeting Request before the special meeting; (H) any other information relating to each Soliciting Shareowner and to each director nominee or other proposed business that would be

- 7 - required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the director nominee or proposed business pursuant to Section 14 of the Exchange Act, including without limitation all information relating to each director nominee, if any, that is required to be disclosed in solicitations of proxies for election of directors (including without limitation the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (I) such other information relating to any proposed item of business as the corporation may reasonably require, including without limitation to determine whether the proposed item of business is a proper matter for shareholder action. (2) Each Special Meeting Request must include or be accompanied by an agreement by each Requesting Shareholder and each Requesting Beneficial Owner, if any, to notify the secretary of the corporation promptly in the event of any decrease in the number of shares of capital stock of the corporation held by the Requesting Shareholder or Requesting Beneficial Owner following the delivery of the Special Meeting Request and prior to the requested special meeting, and an acknowledgement that any such decrease shall be deemed to be a revocation of the Special Meeting Request by the Requesting Shareholder or Requesting Beneficial Owner to the extent of the reduction. Any Requesting Shareholder also may revoke his, her or its Special Meeting Request at any time prior to the requested special meeting by written revocation delivered to the secretary of the corporation. (3) No later than ten calendar days after the record date for the special meeting, each Requesting Shareholder and each Requesting Beneficial Owner, if any, shall supplement the information required by this subsection (b) to disclose the information as of the record date. (4) It shall be the duty of the secretary of the corporation to fix the date and time of any shareholder requested special meeting, which shall be held not more than 90 calendar days after the secretary’s receipt of a Special Meeting Request that complies with this subsection (b). If at any time the unrevoked (whether by specific written revocation or by a reduction in the number of shares of capital stock of the corporation held by one or more Requesting Shareholders or Requesting Beneficial Owners) valid Special Meeting Requests for a special meeting do not represent in the aggregate shares of capital stock of the corporation having a Net Long Beneficial Ownership of at least the Requisite Percentage of votes, the board of directors may, in its discretion, cancel the special meeting.

- 8 - (5) Notwithstanding any other provision of this subsection (b), a special meeting requested by a shareholder shall not be held if: (A) the Special Meeting Request does not comply with this Section 3.03; (B) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; (C) the Special Meeting Request is received by the secretary of the corporation during the period commencing 90 calendar days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting of shareholders; (D) an annual or special meeting of shareholders that included an identical or substantially similar item of business ("Similar Business") was held not more than 120 calendar days before the Special Meeting Request was received by the secretary; (E) the board of directors has called or calls an annual or special meeting of shareholders to be held within 90 calendar days after the Special Meeting Request is received by the secretary and the business to be conducted at such meeting includes Similar Business; or (F) the Special Meeting Request was made in a manner that involved a violation of the Exchange Act or other applicable law. For purposes of this subsection (b)(5), the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the board of directors and filling of vacancies on the board of directors, including without limitation vacancies resulting from any increase in the number of directors designated by the board of directors. (6) In determining whether a special meeting has been requested by shareholders in the aggregate having a Net Long Beneficial Ownership of at least the Requisite Percentage of votes, multiple Special Meeting Requests delivered to the secretary of the corporation will be considered together only if: (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the board of directors); and

- 9 - (B) the Special Meeting Requests have been dated and delivered to the secretary within 60 calendar days of the earliest dated Special Meeting Request. (7) If none of the Requesting Shareholders appears (or sends a duly authorized agent) to present the business to be presented for consideration at a special meeting that was specified in the relevant Special Meeting Request, the corporation need not present the business for a vote at the special meeting. (8) The board of directors shall determine in good faith whether the requirements set forth in this subsection (b) have been satisfied. Nothing contained in this Section 3.03 shall prohibit the board of directors from submitting any matter to the shareholders at any special meeting requested by shareholders. (9) "Net Long Beneficial Ownership" shall mean those shares of common stock of the corporation as to which the Requesting Shareholder or Requesting Beneficial Owner possesses (a) the sole power to vote or direct the voting, (b) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss) and (c) the sole power to dispose of or direct the disposition; provided that the number of shares calculated in accordance with the preceding clauses (a), (b) and (c) shall not include any securities that, directly or indirectly, underlie any "derivative security" (as such term is defined in Rule 16a- 1(c) under the Exchange Act) that constitutes a "call equivalent position" (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by a Requesting Shareholder or Requesting Beneficial Owner with respect to any shares of any class or series of shares of the corporation. (c) Determination of Propriety of Business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a special meeting except in accordance with the procedures set forth in this Section 3.03 or in Section 3.16. To be properly brought before a special meeting, any proposed business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) in the case of a special meeting of shareholders called by shareholders as provided in subsection (b), otherwise properly brought before the meeting in compliance with subsection (b). The presiding officer of a meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3.03, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Any

- 10 - decision by the presiding officer of the meeting made in good faith shall be conclusive and binding upon all shareholders of the corporation for any purpose. Section 3.04. Quorum, Adjournment and Postponement. (a) General Rule.--A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time. (b) Withdrawal of a Quorum.--The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. (c) Adjournments and Postponements.-- (1) Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the presiding officer or the shareholders present and entitled to vote shall direct. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken of the time and place, if any, thereof, and the means of remote communications, if any, by which shareholders may be deemed to be present in person and vote at the adjourned meeting, unless the board fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 2.03. (2) If notice of an adjourned meeting of shareholders held exclusively by means of the Internet or other electronic technology as provided in Section 3.01(2) cannot be given by announcement at the meeting at which the adjournment is taken, notice may be given by means solely of a publicly available filing with the Securities and Exchange Commission. (3) The board of directors may act itself, or delegate to an officer the authority, to (A) postpone the annual meeting of shareholders, subject to the requirement of the Business Corporation Law that a meeting for the election of directors must be held in each calendar year; and (B) postpone or cancel a

- 11 - special meeting of shareholders that has been called by the board. The holding of a special meeting of shareholders may be postponed for not more than 15 days or canceled by the Requesting Shareholder that called the special meeting pursuant to Section 3.03(b). Prompt notice in writing or electronic form of the postponement or cancellation of a meeting of the shareholders shall be given to the shareholders entitled to vote at the meeting. (4) If the presiding officer for a meeting of shareholders that is to be held exclusively by means of the Internet or other electronic technology as provided in Section 3.01(2) decides in his or her reasonable judgment on the day of the meeting that the meeting cannot be convened because of a reason outside the control of the corporation, the presiding officer may postpone the meeting to a specified time later that day or the following day. Notice of the postponed meeting may be given by means solely of a publicly available filing with the Securities and Exchange Commission. (d) Electing Directors at Adjourned Meeting.--Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this Sec- tion 3.04, shall nevertheless constitute a quorum for the purpose of electing directors. (e) Other Action in Absence of Quorum.--Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this Section 3.04, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter. Section 3.05. Action by Shareholders. (a) Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class. (b) Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation.

- 12 - Section 3.06. Organization and Conduct of Shareholder Meetings. (a) At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting. The secretary or an assistant secretary, or, a person appointed by the chairman of the meeting, shall act as secretary of the meeting. (b) Except to the extent inconsistent with any rules and regulations adopted by the board of directors, the presiding officer of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the presiding officer, are appropriate for the proper conduct of the meeting and fair to the shareholders. Section 3.07. Voting Rights of Shareholders.--Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation. Section 3.08. Voting and Other Action by Proxy. (a) General Rule.-- (1) Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy. (2) The presence of, or vote or other action at a meeting of shareholders by, a proxy of a shareholder shall constitute the presence of, or vote or action by, the shareholder. (3) Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons. (b) Execution and Filing.--Every proxy shall be executed or authenticated by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the secretary of the corporation or its designated agent. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

- 13 - (1) may be treated as properly executed for purposes of this subsection (b); and (2) shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction. (c) Revocation.--A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation. (d) Expenses.--The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise. Section 3.09. Voting by Fiduciaries and Pledgees.--Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this Section 3.09 shall affect the validity of a proxy given to a pledgee or nominee. Section 3.10. Voting by Joint Holders of Shares. (a) General Rule.--Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise: (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the

- 14 - shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves. (b) Exception.--If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith. Section 3.11. Voting by Corporations. (a) Voting by Corporate Shareholders.--Any corporation that is a shareholder of this corporation may vote at meetings of shareholders of this corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares. (b) Controlled Shares.--Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. Section 3.12. Determination of Shareholders of Record. (a) Fixing Record Date.--The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this Section 3.12 for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

- 15 - (b) Determination When a Record Date is Not Fixed.--If a record date is not fixed: (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given. (2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. (c) Certification by Nominee.--The board of directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification. Section 3.13. Voting Lists. (a) General Rule.--The corporation may make available to the judge or judges of election for any meeting of the shareholders a list of the corporation’s shareholders. If the corporation does not make available a list of shareholders to the judge or judges of election, or does not appoint a judge or judges of election, the following apply: (1) The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. (2) The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that if the corporation has 5,000 or more shareholders, in lieu of the making of the list, the corporation may make the information therein available at the meeting by any other means. (b) Effect of List.--Failure to comply with the requirements of this Section 3.13 shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

- 16 - Section 3.14. Judges of Election. (a) Appointment.--In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for an office to be filled at the meeting shall not act as a judge. (b) Vacancies.--In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof. (c) Duties.--The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. (d) Report.--On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein. Section 3.15. Minors as Securityholders.--The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distribu- tions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

- 17 - Section 3.16. Nominations for Election of Directors.--Except as otherwise provided in or fixed by or pursuant to the provisions of Article V of the articles of incorporation, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by a shareholder who is a shareholder of record on the date of giving notice provided for in these bylaws and on the record date for the determination of shareholders entitled to vote at such annual meeting. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice (meeting the requirements hereinafter set forth) of such shareholder's intent to make such nomination or nominations has been given by the shareholder and received by the secretary of the corporation in the manner and within the time specified by this Section 3.16 or Section 3.18. The notice shall be delivered to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In lieu of delivery to the secretary, the notice may be mailed to the secretary by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the secretary. In no event shall the adjournment or postponement of an annual meeting or a special meeting of the shareholders called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Each such notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of

- 18 - stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation, (iv) such person’s written representation and agreement as to the representations set forth in Section 4.02(c)(i)- (iv) and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of the shareholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class or series and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (iii) a description of (A) all agreements, arrangements, or understandings (whether in writing or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (B) all agreements, arrangements, or understandings (whether in writing or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the corporation or their ownership of capital stock of the corporation, and (C) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings

- 19 - required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. A shareholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.16 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the shareholders entitled to receive notice of such annual meeting or special meeting. If a judge or judges of election shall not have been appointed pursuant to these bylaws, the presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the procedures of this Section 3.16 and, in such event, the nomination shall be disregarded. Any decision by the presiding officer of the meeting made in good faith shall be conclusive and binding upon all shareholders of the corporation for any purpose. Section 3.17. Other Business to be Transacted.--Except as otherwise provided in Section 3.16 of these bylaws, at any annual meeting of shareholders, only such business as is properly brought before the meeting in accordance with this Section 3.17 may be transacted. To be properly brought before an annual meeting, any proposed business that is to be brought pursuant to this Section 3.17 must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a shareholder (x) who is a shareholder of record on the date of giving notice provided for in these bylaws and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (y) who complies with the notice provisions set forth in this Section 3.17. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to the secretary of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In lieu of delivery to the secretary, the notice may be mailed to the secretary by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the secretary. In no event shall the adjournment or postponement of an

- 20 - annual meeting of the shareholders, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. A shareholder's notice to the secretary of the corporation, as required by this Section 3.17, shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these bylaws, the text of the proposed amendment) and the reasons for conducting such business at the annual meeting, (b) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and record address of the shareholder giving the notice and the name and principal place of business of such beneficial owner, (ii) (A) the class or series and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (iii) a description of all agreements, arrangements or understandings (whether in writing or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (A) the corporation or (B) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person, (iv) a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder. A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice

- 21 - pursuant to this Section 3.17 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the shareholders entitled to receive notice of the annual meeting. Except as provided in Section 3.16 of these bylaws, notwithstanding anything in the bylaws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section 3.17, provided, however, that nothing in this Section 3.17 shall be deemed to preclude discus- sion by any shareholders of any business properly brought before any such meeting. The presiding officer of a meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3.17, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Any decision by the presiding officer of the meeting made in good faith shall be conclusive and binding upon all shareholders of the corporation for any purpose. Section 3.18. Proxy Access for Director Nominations. (a) Proxy Access.--Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting, in addition to any persons nominated for election to the board by or at the direction of the board or any committee thereof, subject to the provisions of this Section 3.18, the corporation shall (1) include in its notice of meeting and proxy materials for any annual meeting of shareholders (A) the name of any person nominated for election (the "Shareholder Nominee") by a shareholder of record as of the date that the Notice of Proxy Access Nomination (as defined below) is received by the corporation in accordance with this Section 3.18 who is entitled to vote at the annual meeting and who satisfies the notice, ownership and other requirements of this Section 3.18 (or a beneficial owner on whose behalf a shareholder of record submits a Notice of Proxy Access Nomination) (a "Nominator") or by a group of no more than 25 such shareholders (or beneficial owners on whose behalf a shareholder of record submits a Notice of Proxy Access Nomination) (a "Nominator Group") that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this Section 3.18 applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each a "Group Member") shall have satisfied the conditions and complied with the procedures set forth in this Section 3.18 applicable to Group Members, and (B) the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and (2) include such Shareholder Nominee’s name on any ballot distributed at such annual meeting and on the corporation’s proxy card (or any other format through which the corporation permits proxies to be submitted) distributed in connection with such annual meeting. Nothing in this Section 3.18 shall limit the corporation’s ability to solicit against, and include in its

- 22 - proxy materials its own statements relating to, any Shareholder Nominee, Nominator or Nominator Group, or to include such Shareholder Nominee as a nominee of the board. (b) Maximum Number of Shareholder Nominees.--At each annual meeting, the Nominator or Nominator Group may nominate one or more Shareholder Nominees for election at such meeting pursuant to this Section 3.18; provided that, the maximum number of Shareholder Nominees (including Shareholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the corporation’s proxy materials pursuant to this Section 3.18 but either are subsequently withdrawn, disregarded pursuant to this Section 3.18, declared invalid or ineligible or that the board determines to nominate as board nominees) appearing in the corporation’s proxy materials with respect to an annual meeting shall not exceed the greater of (i) two and (ii) 20% of the number of directors in office as of the Final Proxy Access Deadline (as defined below) or, if such number is not a whole number, the closest whole number below 20% (the "Maximum Number"). If one or more vacancies for any reason occurs on the board at any time after the Final Proxy Access Deadline but before the date of the applicable annual meeting and the board resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. Any Nominator or Nominator Group submitting more than one Shareholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 3.18 shall rank in its Notice of Proxy Access Nomination such Shareholder Nominees based on the order that the Nominator or Nominator Group desires such Shareholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 3.18 exceeds the Maximum Number. In the event that the number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 3.18 exceeds the Maximum Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 3.18 from each Nominator and Nominator Group will be selected for inclusion in the corporation’s proxy materials until the Maximum Number is reached, beginning with the Nominator or Nominator Group with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the corporation and proceeding through each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 3.18 from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached. If, after the Final Proxy Access Deadline, whether before or after the mailing of the corporation’s definitive proxy statement, (A) a Shareholder Nominee becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 3.18, becomes unwilling to serve on the board, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation or (B) a Nominator or Nominator Group withdraws its nomination or

- 23 - becomes ineligible, in each case as determined by the board or the chairman of the meeting, then the Shareholder Nominee shall be disregarded, and the corporation (x) may omit from its proxy materials information concerning such Shareholder Nominee or any successor or replacement nominee proposed by the Nominator or Nominator Group or by any other Nominator or Nominator Group and (y) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy materials, that the Shareholder Nominee will not be eligible for election at the annual meeting and will not be included as a Shareholder Nominee in the proxy materials. Notwithstanding the foregoing, nothing in this Section 3.18 shall be deemed to affect the rights of the holders of any series of preferred stock of the corporation pursuant to any applicable provision of the articles of incorporation. (c) Information to be Provided.--To nominate any such Shareholder Nominee, the Nominator or Nominator Group shall submit a Notice of Proxy Access Nomination to the secretary of the corporation not less than 120 nor more than 150 days prior to the first anniversary of the date on which the corporation’s definitive proxy statement was released to shareholders in connection with the prior year’s annual meeting; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 70 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the Notice of Proxy Access Nomination must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the tenth day following the day on which a public announcement of the date of the annual meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered, the "Final Proxy Access Deadline"); provided further that in no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period or extend any time period as provided in this Section 3.18. The Notice of Proxy Access Nomination shall include: (1) a written notice of the nomination of such Shareholder Nominee expressly electing to have such Shareholder Nominee included in the corporation’s proxy materials pursuant to this Section 3.18 that includes, with respect to the Shareholder Nominee and the Nominator (and any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, with respect to each Group Member (and any beneficial owner on whose behalf the nomination is made), all of the representations, agreements and other information required by Section 3.16 (such written notice, the "Notice of Proxy Access Nomination"); (2) if the Nominator or Nominator Group so elects, a statement for inclusion in the corporation’s proxy statement in support of the election of the Shareholder Nominee(s) to the board, which statement shall not exceed 500 words with respect to each Shareholder Nominee (the "Nomination Statement");

- 24 - (3) in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member that is authorized to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination; (4) a representation by the Shareholder Nominee and the Nominator or Nominator Group (including any Group Member) that such person has provided and will provide facts, statements and other information in all communications with the corporation and its shareholders, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, that are or will be true and correct in all material respects and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading; (5) one or more written statements from the record holder of the Required Shares (as defined below), and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date the Notice of Proxy Access Nomination is received by the secretary of the corporation, the Nominator or the Nominator Group, as the case may be, owns, and has owned continuously for the preceding three years, the Required Shares, and the Nominator’s (or, in the case of a Nominator Group, each Group Member’s) agreement to provide (i) within seven days after the record date for the applicable annual meeting, written statements from the record holder and intermediaries verifying the Nominator or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date; provided that if and to the extent that a shareholder of record is acting on behalf of one or more beneficial owners, such statements shall also be submitted by any such beneficial owner or owners, and (ii) immediate notice if the Nominator or the Nominator Group, as the case may be, ceases to own any of the Required Shares prior to the date of the applicable annual meeting; (6) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (7) a representation by the Nominator (and any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (and any beneficial owner on whose behalf the nomination is made): (i) that the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the corporation, and each such person does not presently have such intent, (ii) that each such person will maintain ownership (as defined in this Section 3.18) of the Required

- 25 - Shares through the date of the applicable annual meeting, (iii) that each such person has not nominated, and will not nominate, for election to the board at the applicable annual meeting any person other than its Shareholder Nominee(s) pursuant to this Section 3.18, (iv) that each such person has not distributed, and will not distribute, to any shareholders any form of proxy for the applicable annual meeting other than the form distributed by the corporation, (v) that each such person has not engaged and will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, another person’s "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than its Shareholder Nominee(s) or a nominee of the board and (vi) that each such person consents to the public disclosure of the information provided pursuant to this Section 3.18; and (8) an executed agreement, in a form deemed satisfactory by the board, pursuant to which the Nominator and any beneficial owner on whose behalf the nomination is made (or, in the case of a Nominator Group, each Group Member (and any beneficial owner on whose behalf the nomination is made)) agrees to (i) comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each Shareholder Nominee pursuant to this Section 3.18, (ii) assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the corporation and its shareholders, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, (iii) indemnify and hold harmless the corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this Section 3.18, (iv) file with the SEC any solicitation or other communication with the corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, and (v) furnish to the corporation all updated information required by this Section 3.18, including, without limitation, the information required by Section 3.18(e). (d) Ownership.--To nominate any such Shareholder Nominee, the Nominator shall have owned or, in the case of a Nominator Group, collectively as a Nominator Group owned shares representing 3% or more of the voting power entitled to vote generally in the election of directors (the "Required Shares") continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to

- 26 - the corporation and the record date for determining shareholders eligible to vote at the annual meeting and must continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is submitted to the corporation and the date of the applicable annual meeting; provided that if and to the extent a shareholder of record is acting on behalf of one or more beneficial owners (i) only the shares owned by such beneficial owner or owners, and not any other shares owned by any such record holder, shall be counted for purposes of satisfying the foregoing ownership requirement and (ii) the aggregate number of shareholders of record and all such beneficial owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 25. Two or more funds that are under common management and investment control shall be treated as one shareholder of record or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this Section 3.18; and provided further that any such funds whose shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the corporation that demonstrates that the funds are under common management and investment control within ten business days after the Notice of Proxy Access Nomination is delivered to the corporation. No shareholder of record or beneficial owner may be a member of more than one Nominator Group with respect to any annual meeting. For purposes of calculating the Required Shares, "ownership" shall be deemed to consist of and include only those shares comprising such person’s net long position. For purposes of this Section 3.18, a person or group’s "net long position" shall be determined in accordance with Rule 14e-4 under the Exchange Act (or any successor rule), provided that (i) the reference in Rule 14e-4 to "the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired" shall be the date of submission of the Notice of Proxy Access Nomination, and the reference to the "highest tender offer price or stated amount of the consideration offered for the subject security" shall refer to the closing sales price of the corporation’s common stock on such date of submission (or, if such date is not a trading day, the immediately preceding trading day) and (ii) to the extent not covered by such definition, the net long position shall be reduced by any shares of common stock subject to any "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act (or any successor rule)) or that the board of directors determines that the person or group does not, or will not, have the right to vote (or direct the voting of) at the annual meeting. For the avoidance of doubt, "ownership" shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. A person’s ownership of shares shall also be deemed to continue during any period in which such person has

- 27 - loaned such shares, provided that the person has the power to recall such loaned shares on up to five business days’ notice. The determination of the extent of "ownership" of shares for purposes of this Section 3.18 shall be made by the board, which determination shall be conclusive and binding on the corporation, its shareholders and all other parties. For the purposes of this Section 3.18, the terms "owned," "owning" and other variations of the word "own" shall have correlative meanings. (e) Notice of Defect.--For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this Section 3.18, the information required by Section 3.18(c) of these bylaws shall be provided by each Group Member (and any beneficial owner on whose behalf the nomination is made) and each such Group Member (and any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the secretary of the corporation the representations and agreements required under Section 3.18(c) hereof at the time the Notice of Proxy Access Nomination is delivered to the corporation (or, in the case of any person who becomes a Group Member after such date, within five business days of becoming a Group Member). In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the corporation or any information included in the Nomination Statement, or any other communications by the Nominator, Nominator Group or any Group Member (and any beneficial owner on whose behalf the nomination is made) with the corporation or its shareholders, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each Nominator, Nominator Group or Group Member (and any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within five business days of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the secretary of the corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable. All such information required to be included in the Notice of Proxy Access Nomination shall be true and correct (x) as of the record date for determining the shareholders entitled to notice of the meeting and (y) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the shareholders entitled to vote at the meeting is less than 15 days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the secretary of the corporation at the principal executive offices of the corporation not later than five business days after the record date for determining the shareholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the shareholders entitled to notice of the meeting), not later than ten days prior to the date for the meeting or any adjournment or

- 28 - postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof) and not later than five business days after the record date for determining the shareholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than 15 days prior the date of the meeting or any adjournment or postponement thereof). Notwithstanding anything to the contrary set forth herein, if any Nominator, Nominator Group or Group Member (and any beneficial owner on whose behalf the nomination is made) has failed to comply with the requirements of this Section 3.18, the board or the chairman of the meeting shall declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded. (f) Shareholder Nominee Requirements. (1) Within the time period specified in these bylaws for providing the applicable nomination, each Shareholder Nominee must deliver to the secretary of the corporation a written representation and agreement that such person: (i) consents to be named in the proxy statement as a nominee, to serve as a director if elected, and to the public disclosure of the information provided pursuant to this Section 3.18; (ii) understands his or her duties as a director under Pennsylvania law and agrees to act in accordance with those duties while serving as a director; and (iii) represents and agrees to the representations set forth in Section 4.02(c)(i)-(iv). (2) At the request of the corporation, each Shareholder Nominee for election as a director of the corporation must promptly deliver (but in no event later than ten days after receipt of the request) to the secretary of the corporation all completed and signed questionnaires required of directors and officers. The corporation may request such additional information as necessary to permit the board to determine if each nominee is independent under the listing standards of each principal U.S. exchange upon which the shares are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board in determining and disclosing the independence of the corporation’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors. (3) In the event that the Shareholder Nominee shall have breached any of their agreements with the corporation or any information or communications provided by a Shareholder Nominee to the corporation or its shareholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within five business days of discovering such breach or that such information has ceased to

- 29 - be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the secretary of the corporation of any such breach, inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct, if applicable. (g) Exclusions.--The corporation shall not be required to include, pursuant to this Section 3.18, a Shareholder Nominee in its proxy materials for any meeting of shareholders, or, if the proxy statement already has been filed, to allow, pursuant to this Section 3.18, the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the corporation: (1) for any meeting for which the secretary of the corporation receives notice that the Nominator, the Nominator Group or any Group Member, as the case may be, or any other shareholder, intends to nominate one or more persons for election to the board pursuant to Section 3.16; (2) who is not independent under the listing standards of each principal U.S. exchange upon which the shares are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board in determining and disclosing independence of the corporation’s directors, in each case as determined by the board; (3) who does not meet the audit committee independence requirements under the rules of any stock exchange on which the corporation’s securities are traded or does not qualify as a "non-employee director" for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule) or is not an "outside director" for the purposes of Section 162(m) of the Internal Revenue Code of 1986; (4) whose election as a member of the board would cause the corporation to be in violation of these bylaws, the articles, the rules and listing standards of the principal U.S. securities exchanges upon which the shares are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the corporation applicable to directors, in each case as determined by the board; (5) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (6) whose business or personal interests place such Shareholder Nominee in a conflict of interest with the corporation or any of its subsidiaries that

- 30 - would cause such Shareholder Nominee to violate any fiduciary duties of directors established pursuant to Pennsylvania law, including but not limited to, the duty of loyalty and duty of care, as determined by the board; (7) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; (8) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (9) if the Shareholder Nominee or Nominator (or any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (or any beneficial owner on whose behalf the nomination is made) shall have provided information to the corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the board or any committee thereof; (10) to the extent permitted under applicable law, the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with Section 3.18(c)(3), does not appear at the applicable annual meeting to nominate the Shareholder Nominee for election; and (11) the Nominator or, in the case of a Nominator Group, any Group Member, or applicable Shareholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these bylaws, including, without limitation, this Section 3.18. For the purpose of this subsection (g), clauses (2) through (11) will result in the exclusion from the proxy materials pursuant to this Section 3.18 of the specific Shareholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Shareholder Nominee and the inability of the Nominator or Nominator Group that nominated such Shareholder Nominee to substitute another Shareholder Nominee therefor; however, clause (1) will result in the exclusion from the proxy materials pursuant to this Section 3.18 of all Shareholder Nominees for the applicable annual meeting, or, if the proxy statement already has been filed, the ineligibility of all Shareholder Nominees. (h) Nomination Statement. Notwithstanding anything to the contrary contained in this Section 3.18, the corporation may omit from its proxy materials any information, including all or any portion of a Nomination Statement, if the board

- 31 - determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. ARTICLE IV Board of Directors Section 4.01. Powers; Personal Liability. (a) General Rule.--Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors. (b) Personal Liability of Directors. (1) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no director of the corporation shall be per- sonally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. (2) Any amendment or repeal of this Section 4.01 which has the effect of increasing directors' liability shall operate prospectively only, and shall not affect any action taken, or any failure to act, prior to its adoption. (The provisions of this subsection (b) were first adopted by the shareholders of the corporation effective April 27, 1995.) Section 4.02. Qualifications and Selection of Directors. (a) Qualifications.--Each director of the corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the corporation. (b) Election of Directors.-- In elections for directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins. Directors shall be elected in the manner provided in the articles.

- 32 - (c) Representations of Director Nominees.--Each person who stands for nomination to the board of directors must promptly deliver to the secretary of the corporation such person’s written representation and agreement that such person: (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, that has not been disclosed to the corporation; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, service or action as a director of the corporation that has not been disclosed to the corporation in such representation and agreement, including any agreement to indemnify such person for obligations arising as a result of his or her service as a director of the corporation, and has not and will not receive any such compensation or other payment from any person other than the corporation that has not been disclosed to the corporation, in each case in connection with such person's nomination, service or action as a director of the corporation; (iii) in such person’s individual capacity, would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the corporation, including, without limitation, the corporation's guidelines for corporate governance, standards of integrity and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to the board of directors; and (iv) will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Section 4.03. Number and Term of Office. (a) Number.--The board of directors shall consist of such number of directors, not less than six nor more than twenty, as may be determined from time to time by resolution of the board of directors. (b) Resignation.--Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation. (c) Term of Office.--Each director elected at an annual meeting of shareholders shall be elected for a one-year term. Each director shall hold office until the next annual meeting and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

- 33 - Section 4.04. Vacancies. (a) General Rule.--Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next annual meeting and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. (b) Action by Resigned Directors.--When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective. Section 4.05. Removal of Directors. (a) Removal by the Shareholders.--Any director may be removed from office, but only for cause. In case one or more directors are so removed, new directors may be elected at the same meeting. The repeal of a provision of the articles or bylaws prohibiting, or the addition of a provision to the articles or bylaws permitting, the removal by the shareholders of a director without assigning any cause shall not apply to any incumbent director during the balance of the term for which the director was selected. (b) Removal by the Board.--The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors. Section 4.06. Place of Meetings.--Meetings of the board of directors may be held at such place within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting. Section 4.07. Organization of Meetings.--At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

- 34 - Section 4.08. Regular Meetings.--Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors. Section 4.09. Special Meetings.--Special meetings of the board of directors shall be held whenever called by the chairman or by two or more of the directors. Section 4.10. Quorum of and Action by Directors. (a) General Rule.--A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors. (b) Action by Written Consent.--Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation. (c) Notation of Dissent.--A director of the corporation who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof or delivers the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 4.10 shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy. Section 4.11. Executive and Other Committees. (a) Establishment and Powers.--The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following: (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law. (2) The creation or filling of vacancies in the board of directors.

- 35 - (3) The adoption, amendment or repeal of these bylaws. (4) The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board. (5) Action on matters committed by a resolution of the board of directors exclusively to another committee of the board. (b) Alternate Committee Members.--The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written consent by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member. (c) Term.--Each committee of the board shall serve at the pleasure of the board. (d) Committee Procedures.--The term "board of directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board. Section 4.12. Compensation.--The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation. ARTICLE V Officers Section 5.01. Officers Generally. (a) Number, Qualifications and Designation.--The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. The board of directors may elect

- 36 - from among the members of the board a chairman of the board and a vice chairman of the board who may be officers of the corporation. Any number of offices may be held by the same person. (b) Bonding.--The corporation may secure the fidelity of any or all of its officers by bond or otherwise. (c) Standard of Care.--In lieu of the standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation. An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)), for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the articles of incorporation, these bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or reckless- ness. The provisions of this subsection (c) shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. Section 5.02. Election, Term of Office and Resignations. (a) Election and Term of Office.--The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. (b) Resignations.--Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation. Section 5.03. Subordinate Officers, Committees and Agents.--The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

- 37 - Section 5.04. Removal of Officers and Agents.--Any officer or agent of the corporation may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Section 5.05. Vacancies.--A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term. Section 5.06. Authority. (a) General Rule.--All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws. (b) Chief Executive Officer.--The chairman of the board or the president, as designated from time to time by the board of directors, shall be the chief executive officer of the corporation. Section 5.07. The Chairman and Vice Chairman of the Board.--The chairman of the board or in the absence of the chairman, the vice chairman of the board, or in the absence of a chairman or vice chairman of the Board, a chairman appointed at the meeting, shall preside at meetings of the shareholders and of the board of directors, and shall perform such other duties as may from time to time be requested by the board of directors. Section 5.08. The President.--The president shall have general supervision over the business and operations of the corporation, subject however, to the control of the board of directors and the chairman of the board, if the chairman is not also the president. The president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors and the chairman of the board, if the chairman is not also the president.

- 38 - Section 5.09. The Vice Presidents.--The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or the president. Section 5.10. The Secretary.--The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and all committees thereof and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president. Section 5.11. The Treasurer.--The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in banks or other places of deposit; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president. Section 5.12. Salaries.--The salaries or other compensation of the officers elected by the board of directors shall be fixed from time to time by the board of directors or in such manner as the board of directors shall from time to time provide. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation. ARTICLE VI Capital Stock Section 6.01. Share Certificates. (a) Form of Certificates.--Any or all classes and series of shares of the corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the board of directors, except as otherwise required by law or the

- 39 - articles. To the extent that certificates for shares of the corporation are issued, such certificates shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the corporation is authorized to issue shares of more than one class or series, certificates for shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation. (b) Share Register.--The share register or transfer books and blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose. (c) Issuance.--The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be executed in such manner as the board of directors shall determine. Section 6.02. Transfer.--Transfers of shares shall be made on the share register or transfer books of the corporation only by the record holder of such shares, or by attorney lawfully constituted in writing, and, in the case of shares represented by a certificate, upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Section 6.03. Record Holder of Shares.--The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person. Section 6.04. Lost, Destroyed or Mutilated Certificates.--The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

- 40 - ARTICLE VII Indemnification of Directors, Officers and Other Authorized Representatives (Sections 7.01 and 7.02 were first adopted by the shareholders of the corporation effective April 27, 1995.) Section 7.01. Indemnification of Directors and Officers. (a) Right to Indemnification.--Except as prohibited by law, every director and officer of the corporation shall be entitled as of right to be indemnified by the corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "action"). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of service to the corporation or to another such entity at the request of the corporation to the extent the board of directors at any time denominates such person as entitled to the benefits of this Section 7.01. As used herein, "expense" shall include fees and expenses of counsel selected by such person; and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement. (b) Right of Claimant to Bring Suit.--If a claim under paragraph (a) of this Section 7.01 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Pennsylvania law the corporation would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the

- 41 - corporation (including its board of directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law. (c) Insurance and Funding.--The corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 7.01. The corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein. (d) Non-Exclusivity; Nature and Extent of Rights.--The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, bylaw or charter provision, vote of shareholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal. Section 7.02. Indemnification of Persons Not Indemnified Under Section 7.01. (a) The provisions of this Section 7.02 are applicable only to employees and other authorized representatives of the corporation who are not entitled to the benefits of Section 7.01 pursuant to either the terms of Section 7.01 or a resolution of the board of directors of the corporation. (b) Employees; Third Party Actions.--The corporation shall indemnify any employee of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an authorized representative of the corporation (which, for the purposes of this Section 7.02, shall

- 42 - mean an employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. (c) Employees; Derivative Actions.--The corporation shall indemnify any employee of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an authorized representative of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper. (d) Other Authorized Representatives.--To the extent that an authorized representative of the corporation who is not an employee of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (b) and (c) of this Section 7.02 or in defense of any claim, issue or matter therein, such person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Such an authorized representative may, at the discretion of the corporation, be indemnified by the corporation in any other circumstances and to any extent if the corporation would be required by subsections (b) and (c) of this Section

- 43 - 7.02 to indemnify such person in such circumstances and to such extent if such person were or had been an employee of the corporation. (e) Procedure for Effecting Indemnification.--Indemnification under subsections (b), (c) or (d) of this Section 7.02 shall be made when ordered by a court (in which case the expenses, including attorneys' fees, of the authorized representative in enforcing such right of indemnification shall be added to and be included in the final judgment against the corporation) or shall be made upon a determination that indemnification of the authorized representative is required or proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (b) and (c) of this Section 7.02. Such determination shall be made: (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders. (f) Advancing Expenses.--Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of an employee to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as required in this Section 7.02 or as authorized by law and may be paid by the corporation in advance on behalf of any other authorized representative when authorized by the board of directors upon receipt of a similar undertaking. (g) Non-Exclusivity; Nature and Extent of Rights.--Each person who shall act as an authorized representative of the corporation and who is not entitled to the benefits of Section 7.01, shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Section 7.02. The indemnification provided by this Section 7.02 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

- 44 - Section 7.03. Exception. Notwithstanding anything in this Article 7 to the contrary, the corporation shall not be obligated to indemnify any person under Section 7.01 or 7.02 or advance expenses under Section 7.01(a) or 7.02(f) with respect to any claim, action, suit or proceeding commenced by such person, other than mandatory counterclaims and affirmative defenses. ARTICLE VIII Miscellaneous Section 8.01. Corporate Seal.--The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document. Section 8.02. Checks.--All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the corporation as the board of directors may from time to time designate. Section 8.03. Contracts.--Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances. Section 8.04. Interested Directors or Officers; Quorum. (a) General Rule.--A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if: (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

- 45 - (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders. (b) Quorum.--Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a). Section 8.05. Deposits.--All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the corporation as the board of directors shall from time to time designate. Section 8.06. Corporate Records. (a) Required Records.--The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time. (b) Right of Inspection.--Every shareholder shall, upon verified demand in writing stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other document in writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

- 46 - Section 8.07. Amendment of Bylaws.--These bylaws may be amended or repealed, or new bylaws may be adopted, by the shareholders and by the board of directors of the corporation in the manner provided in Article X of the articles. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change. See Section 2.03(b) (relating to notice of action by shareholders on bylaws).